Exhibit 10.270




                         THE CHARLES SCHWAB CORPORATION
                            2004 STOCK INCENTIVE PLAN
                        NOTICE OF RESTRICTED STOCK AWARD

     You have been granted restricted shares of Common Stock of The Charles Schwab Corporation ("Schwab") under the Charles Schwab Corporation 2004 Stock Incentive Plan (the "Plan") on the following terms:

     Name of Recipient:                   ________________________________

     Total Number of Shares Granted:      ________________________________

     Fair Market Value per Share:         $____________

     Total Fair Market Value of Award:    $____________

     Grant Date:                          ______ ___, _________

     Accelerated Vesting on Retirement:   [Yes/No]

     Vesting Schedule:                    So long as you remain employed in good
                                          standing by Schwab or its subsidiaries
                                          and   subject  to  the  terms  of  the
                                          Restricted   Stock    Agreement,   the
                                          restricted   shares  subject  to  this
                                          award  will   become   vested  on  the
                                          following dates and  in  the following
                                          amounts:

                                   Percentage of the Total Number of Shares
              Vesting Date         Granted under this Award That Will Vest
     -----------------------------------------------------------------------
      1st Anniversary of Grant Date                  25%
      2nd Anniversary of Grant Date                  25%
      3rd Anniversary of Grant Date                  25%
      4th Anniversary of Grant Date                  25%



     You and Schwab agree that this award is granted under and governed by the terms and conditions of the Plan and the Restricted Stock Agreement, both of which are made a part of this notice. Please review the Restricted Stock Agreement and the Plan carefully, as they explain the terms and conditions of this award. You agree that Schwab may deliver electronically all documents relating to the Plan or this award (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that Schwab is required to deliver to its stockholders. Unless you provide written objection to Schwab within 30 days of your receipt of this notice, you agree to all of the terms and conditions of this notice, the Restricted Stock Agreement and the Plan.

                         THE CHARLES SCHWAB CORPORATION
                            2004 STOCK INCENTIVE PLAN
                           RESTRICTED STOCK AGREEMENT


Payment for         No  payment  is  required   for  the  shares  that  you  are
Shares              receiving.

Vesting This award becomes vested in installments as described in the Notice of Restricted Stock Award.

Accelerated         This award will become  fully  vested if your  service  with
Vesting             Schwab and its  subsidiaries  terminates  on account of your death or disability.

                    If "Yes" appears next to "Accelerated Vesting on Retirement" in the Notice of Restricted Stock Award, this award will become fully vested if your service with Schwab and its subsidiaries terminates on account of your retirement provided that your retirement occurs at least two years after the Grant Date indicated in the Notice of Restricted Stock Award.

                    If, prior to the date your service terminates, Schwab is subject to a "change in control" (as defined in the Plan document), this award will become fully vested.

Definition of       For all purposes of this Agreement,  "disability" means that
Disability          you have a disability  such that you have been determined to be eligible for benefits under Schwab's long-term disability plan.

Definition of       For all purposes of this Agreement, "retirement" will mean:
Retirement
                    o  any  termination  of   employment  with  Schwab  and  its
                       subsidiaries with the exception of U.S. Trust Corporation or its subsidiaries for any reason other than death at any time after you attain age 50, but only if, at the time of your termination, you have been credited with at least 7 years of service, and

                    o any termination of employment from U.S. Trust Corporation or its subsidiaries for any reason other than death at any time after (1) you attain age 65, (2) the sum of your age and credited years of service, at the time of your termination, is equal to or greater than 80, or (3) you attain age 60, but only if, at the time of your termination, you have been credited with at least 10 years of service.

                    The phrase "years of service" above has the same meaning given to it under the SchwabPlan Retirement Savings and Investment Plan (or any successor plan).

Section 83(b)       You may make an election  pursuant  to Section  83(b) of the
Election            Internal  Revenue Code.

Shares              Unvested shares will be considered  "Restricted Shares." You
Restricted          may not sell,  transfer,  pledge or otherwise dispose of any
                    Restricted Shares without Schwab's written consent until they are vested. Restricted Shares will be issued in your name but held by the Schwab Corporate Secretary as escrow agent. Schwab may instruct the transfer agent for its stock to place a legend on the certificates representing the Restricted Shares or may note in its records the applicable restrictions. The escrow agent will deliver Restricted
                    Shares to you only after they become vested and after all other terms and conditions in this Agreement have been satisfied.

                    You may gift Restricted Shares to your spouse, children or grandchildren or to a trust established by you for the benefit of yourself or your spouse, children or grandchildren. However, a transferee of Restricted Shares must agree in writing on a form prescribed by Schwab to be bound by all provisions of this Agreement.

Forfeiture          If your service terminates for any reason,  then your shares will be forfeited to the extent that they have not vested before the termination date and do not vest as a result of the termination. This means that the Restricted Shares will immediately revert to Schwab. You receive no payment for Restricted Shares that are forfeited. Schwab determines when your service terminates for this purpose.

Effect of           If you are entitled to  severance  benefits  under  Schwab's
Entitlement to      severance plan, then your  termination  date for purposes of
Severance           continued   vesting  of  this  award  with   regard  to  any
                    post-termination period will be determined under the terms of that plan.

Committee           In its sole  discretion  the  Compensation  Committee of the
Discretion          Schwab Board of Directors may lift the transfer restrictions or accelerate the vesting of Restricted Shares at any time.

Delivery of         In the event of your  death  prior to the date your  service
Shares After        terminates,   your   shares  will  be   delivered   to  your
Death               beneficiary or beneficiaries.  You may designate one or more beneficiaries by filing a beneficiary designation form. You may change your beneficiary designation by filing a new form with Schwab at any time prior to your death. If you do not designate a beneficiary or if your designated beneficiary predeceases you, then any shares will be delivered after your death to your estate. The Compensation Committee, in its sole discretion, will determine the form and time of the distribution of shares to your beneficiary or estate.

Restrictions on     You agree not to sell any  shares at a time when  applicable
Resale              laws,  Schwab's  policies or an agreement between Schwab and its underwriters prohibit a sale. This restriction will apply as long as your service continues and for such period of time after the termination of your service as Schwab may specify.

Stockholder         As a holder of Restricted  Shares, you have the same voting,
Rights              dividend and other rights as Schwab's stockholders.

Contribution of     On your  behalf  Schwab  will  contribute  to its capital an
Par Value           amount  equal  to the par  value  of the  Restricted  Shares issued to you.

No Right to         Nothing in this  Agreement  will be  construed as giving you
Remain Employee     the  right to be  retained  as an  employee,  consultant  or director of Schwab and its subsidiaries for any specific duration or at all.

Limitation on       If a  payment  from  the Plan  would  constitute  an  excess
Payments            parachute  payment or if there have been certain  securities law violations, then your award may be reduced or forfeited and you may be required to disgorge any profit that you have realized from your award.

                    If a disqualified individual receives a payment or transfer under the Plan that would constitute an excess parachute payment under the Internal Revenue Code of 1986, as amended (the "Code"), such payment will be reduced, as described below. Generally, someone is a "disqualified individual" if he or she is (a) an officer of Schwab, (b) a member of the group consisting of the highest paid 1% of the employees of Schwab or, if less, the highest paid 250 employees of Schwab, or (c) a 1% stockholder of Schwab. For purposes of the section on "Limitation on Payments," the term "Schwab" will include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

                    In the event that the independent auditors most recently selected by the Schwab Board of Directors (the "Auditors") determine that any payment or transfer in the nature of compensation to or for your benefit, whether paid or payable (or transferred or transferable) pursuant to the terms of the Plan or otherwise (a "Payment"), would be nondeductible for federal income tax purposes because of the provisions concerning "excess parachute payments" in section 280G of the Code, then the aggregate present value of all Payments will be reduced (but not below zero) to the Reduced Amount; provided, however, that the Compensation Committee may specify in writing that the award will not be so reduced and will not be subject to reduction under this section. For this purpose, the "Reduced Amount" will be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by Schwab because of section 280G of the Code.

                    If the Auditors determine that any Payment would be nondeductible because of section 280G of the Code, then Schwab will promptly give you notice to that effect and a copy of the detailed calculation and of the Reduced Amount. You may then elect, in your discretion, which and how much of the Payments will be eliminated or reduced (as long as after such election, the aggregate present value of the Payments equals the Reduced Amount). You will advise Schwab in writing of your election within 10 days of receipt of the notice. If you do not make such an election within the 10-day period, then Schwab may elect which and how much of the Payments will be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount). Schwab will notify you promptly of its election. Present value will be determined in accordance with section 280G(d)(4) of the Code. The Auditors' determinations will be binding upon you and Schwab and will be made within 60 days of the date when a Payment becomes payable or transferable.

                    As promptly as practicable following these determination and elections, Schwab will pay or transfer to or for your benefit such amounts as are then due to you under the Plan, and will promptly pay or transfer to or for your benefit in the future such amounts as become due to you under the Plan.

                    As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors, it is possible that Payments will have been made by Schwab which should not have been made (an "Overpayment") or that additional Payments which will not have been made by Schwab could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against you or Schwab which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment will be treated for all purposes as a loan to you which you will repay to Schwab on demand, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code. However, no amount will be payable by you to Schwab if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment will promptly be paid or transferred by Schwab to or for your benefit, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

Claims              You  may  file a  claim  for  benefits  under  the  Plan  by
Procedure           following the procedures prescribed by Schwab. If your claim is denied,  generally you will receive written or electronic notification  of the  denial  within  90 days of the date on which you filed the claim. If special  circumstances require more time to make a  decision  about  your  claim,  you will receive notification of when you may expect a decision.  You
                    may   appeal   the   denial  by   submitting   to  the  Plan
                    Administrator a written request for review within 30 days of receiving  notification  of the denial.  Your request should
                    include   all  facts  upon  which  your   appeal  is  based.
                    Generally,  the Plan  Administrator  will  provide  you with written or electronic notification of its decision within 90
                    days  after  receiving  the  review   request.   If  special
                    circumstances require more time to make a decision about your request, you will receive notification of when you may expect a decision.

Plan                The Plan  Administrator has discretionary  authority to make
Administration      all determinations related to this award and to construe the terms of the Plan, the Notice of Restricted Stock Award and this Agreement. The Plan Administrator's determinations are conclusive and binding on all persons.

Adjustments         In the event of a stock split, a stock dividend or a similar change in Schwab stock, the number of Restricted Shares that remain subject to forfeiture may be adjusted accordingly.

Severability        In the event that any  provision  of this  Agreement is held invalid or unenforceable, the provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

Applicable Law      This Agreement  will be  interpreted  and enforced under the laws of the State of California (without regard to their choice-of-law provisions), as such laws are applied to contracts entered into and performed in California.

The Plan and        The text of the Plan is  incorporated  in this  Agreement by
Other Agreements    reference. This Agreement and the Plan constitute the entire understanding  between you and Schwab  regarding this award.
                    Any prior agreements, commitments or negotiations concerning this award are superseded. This Agreement may be amended only by another written agreement, signed by both parties.
                    If there is any inconsistency or conflict between any provision of this Agreement and the Plan, the terms of the Plan will control.


                    BY ACCEPTING THIS RESTRICTED STOCK AWARD,
                  YOU AGREE TO ALL OF THE TERMS AND CONDITIONS
                        DESCRIBED ABOVE, IN THE NOTICE OF
                     RESTRICTED STOCK AWARD AND IN THE PLAN.